Exhibit 99.1 Public Service Enterprise Group 3rd QUARTER 2023 NYSE: PEG Financial Results Presentation October 31, 2023

PSEG 3rd Quarter 2023 Forward-Looking Statements Certain of the matters discussed in this presentation about our and our subsidiaries’ future • our ability to obtain adequate nuclear fuel supply; performance, including, without limitation, future revenues, earnings, strategies, prospects, • changes in technology related to energy generation, distribution and consumption and changes consequences and all other statements that are not purely historical constitute “forward-looking in customer usage patterns; • third-party credit risk relating to and purchase of nuclear fuel; statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward- • any inability to meet our commitments under forward sale obligations and Regional Transmission looking statements are subject to risks and uncertainties, which could cause actual results to differ Organization rules; materially from those anticipated. Such statements are based on management’s beliefs as well as • reliance on transmission facilities to maintain adequate transmission capacity for our nuclear assumptions made by and information currently available to management. When used herein, the generation fleet; words “anticipate,” “intend,” “estimate,” “believe,” “expect,” “plan,” “should,” “hypothetical,” “potential,” • the impact of changes in state and federal legislation and regulations on our business, including “forecast,” “project,” variations of such words and similar expressions are intended to identify forward- PSE&G’s ability to recover costs and earn returns on authorized investments; • PSE&G’s proposed investment programs may not be fully approved by regulators and its capital looking statements. Factors that may cause actual results to differ are often presented with the forward- investment may be lower than planned; looking statements themselves. Other factors that could cause actual results to differ materially from • our ability to advocate for and our receipt of appropriate regulatory guidance to ensure long-term those contemplated in any forward-looking statements made by us herein are discussed in filings we support for our nuclear fleet; make with the United States Securities and Exchange Commission (SEC), including our Annual Report • adverse changes in and non-compliance with energy industry laws, policies, regulations and on Form 10-K and subsequent reports on Form 10-Q and Form 8-K. These factors include, but are not standards, including market structures and transmission planning and transmission returns; limited to: • risks associated with our ownership and operation of nuclear facilities, including increased nuclear fuel storage costs, regulatory risks, such as compliance with the Atomic Energy Act and • any inability to successfully develop, obtain regulatory approval for, or construct transmission trade control, environmental and other regulations, as well as financial, environmental and health and distribution, and our nuclear generation projects; and safety risks; • the physical, financial and transition risks related to climate change, including risks relating to • changes in federal and state environmental laws and regulations and enforcement; potentially increased legislative and regulatory burdens, changing customer preferences and • delays in receipt of, or an inability to receive, necessary licenses and permits and siting lawsuits; approvals; and • any equipment failures, accidents, critical operating technology or business system failures, • changes in tax laws and regulations. severe weather events, acts of war, terrorism or other acts of violence, sabotage, physical attacks or security breaches, cyberattacks or other incidents that may impact our ability to All of the forward-looking statements made in this presentation are qualified by these cautionary provide safe and reliable service to our customers; statements and we cannot assure you that the results or developments anticipated by management will • any inability to recover the carrying amount of our long-lived assets; • disruptions or cost increases in our supply chain, including labor shortages; be realized or even if realized, will have the expected consequences to, or effects on, us or our business, • any inability to maintain sufficient liquidity or access sufficient capital on commercially prospects, financial condition, results of operations or cash flows. Readers are cautioned not to place reasonable terms; undue reliance on these forward-looking statements in making any investment decision. Forward-looking • the impact of cybersecurity attacks or intrusions or other disruptions to our information statements made in this presentation apply only as of the date of this presentation. While we may elect technology, operational or other systems; to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, • a material shift away from natural gas toward increased electrification and a reduction in the use even in light of new information or future events, unless otherwise required by applicable securities laws. of natural gas; • failure to attract and retain a qualified workforce; The forward-looking statements contained in this presentation are intended to qualify for the safe harbor • inflation, including increases in the costs of equipment, materials, fuel and labor; provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities • the impact of our covenants in our debt instruments and credit agreements on our business; Exchange Act of 1934, as amended. • adverse performance of our defined benefit plan trust funds and Nuclear Decommissioning Trust Fund and increases in funding requirements and pension costs; • fluctuations in, or third party default risk in wholesale power and natural gas markets, including the potential impacts on the economic viability of our generation units; 2 2

PSEG 3rd Quarter 2023 GAAP Disclaimer PSEG presents Operating Earnings in addition to its Net Net Income/(Loss), which is an indicator of financial Income/(Loss) reported in accordance with accounting principles performance determined in accordance with GAAP. In addition, generally accepted in the United States (GAAP). Operating non-GAAP Operating Earnings as presented in this release may Earnings is a non-GAAP financial measure that differs from Net not be comparable to similarly titled measures used by other Income/(Loss). Non-GAAP Operating Earnings exclude the companies. impact of gains (losses) associated with the Nuclear Due to the forward-looking nature of non-GAAP Operating Decommissioning Trust (NDT), Mark-to-Market (MTM) Earnings guidance, PSEG is unable to reconcile this non-GAAP accounting and material one-time items. The last two slides in financial measure to the most directly comparable GAAP this presentation (Slides A and B) include a list of items financial measure because comparable GAAP measures are not excluded from Net Income/(Loss) to reconcile to non-GAAP reasonably accessible or reliable due to the inherent difficulty in Operating Earnings with a reference to those slides included on forecasting and quantifying measures that would be required for each of the slides where the non-GAAP information appears. such reconciliation. Namely, we are not able to reliably project Management uses non-GAAP Operating Earnings in its internal without unreasonable effort MTM and NDT gains (losses), for analysis, and in communications with investors and analysts, as future periods due to market volatility. These items are a consistent measure for comparing PSEG’s financial uncertain, depend on various factors, and may have a material performance to previous financial results. The presentation of impact on our future GAAP results. non-GAAP Operating Earnings is intended to complement, and should not be considered an alternative to, the presentation of From time to time, PSEG and PSE&G release important information via postings on their corporate Investor Relations website at https://investor.pseg.com. Investors and other interested parties are encouraged to visit the Investor Relations website to review new postings. You can sign up for automatic email alerts regarding new postings at the bottom of the webpage at https://investor.pseg.com or by navigating to the Email Alerts webpage here. The information on https://investor.pseg.com and https://investor.pseg.com/resources/email-alerts/default.aspx is not incorporated herein and is not part of this communication or the Form 8-K to which it is an exhibit. 3 3

PSEG 3rd Quarter 2023 PSEG Q3 2023 Third Quarter Results – On track • Net Income of $0.27 per share • Non-GAAP Operating Earnings* of $0.85 per share • PSE&G non-GAAP Operating Earnings* driven by higher T&D infrastructure investments, offset by pension impacts Operational Excellence • PSE&G’s electric customer reliability results are better than the 5-year average, with SAIDI on track to meet top decile performance by year end 2023 • PSE&G has replaced 187 miles of gas main and ~15,280 associated gas services to homes and businesses • Salem Unit 1 completed its second consecutive breaker-to-breaker run, operating for 508 continuous days since last refueling outage Disciplined Investment • PSE&G invested $2.7 billion year-to-date, as part of $3.7 billion capital investment program for full year 2023 • PSE&G’s 5-year capital program of $15.5 billion - $18 billion is driven by focus on modernizing T&D infrastructure, CEF programs and “Last Mile” projects • GSMP II ~$900 million, two-year extension settlement approved by BPU covering January 2024 – December 2025 * See Slides A and B for Items excluded from Net Income/(Loss) to reconcile to Operating Earnings (non-GAAP) for PSEG, PSE&G and PSEG Power & Other. Note: PSEG Power & Other includes our nuclear generating fleet, gas operations, PSEG Long Island, Parent and other. 4 4

PSEG 3rd Quarter 2023 Re-affirming full-year 2023 guidance PSEG Non-GAAP Operating EPS 2023E Non-GAAP Operating EPS Drivers $3.40E - $3.50E • CIP stabilizes distribution margin from weather impacts and other volumetric variances $0.40 - $0.45 • PSE&G transmission formula rate, infrastructure investment and clean energy program roll-ins provide current recovery of investments • PSEG Power & Other realized the majority of higher average annual hedged prices for 2023 during Q1 $3.00 - $3.05 • PSEG cost comparisons in line with expectations • PSE&G pension accounting order in effect for full-year 2023 2023E PSE&G PSEG Power & Other 5 5

PSEG 3rd Quarter 2023

Regulatory and Policy Update

NJ Board of Public Utilities

- Electric and Gas Distribution Base Rate Case to be filed by year-end 2023
- BPU EE framework for second triennial program will be basis for PSE&G filing in Q4 2023
- BPU approved GSMP II extension settlement through December 2025 totaling ~$900 million
  - ~$750 million accelerated clause-based recovery and $150 million stipulated base
  - Replacement of a minimum of 400 miles of main
  - Sustains the thousands of jobs and skilled workforce created under GSMP II
- GSMP III filing, including RNG and Hydrogen pilot projects, held in abeyance
  - Parties to reconvene by no later than January 31, 2025 (if approved, work would commence in January 2026)

Federal Energy Regulatory Commission

- RTO incentive ROE adder remains in place

Investment Priorities Aligned with NJ's Clean Energy Agenda

- Incremental investments in existing PSEG programs would support NJ's increasing targets to decarbonize the economy through Governor Murphy's Executive Orders
  - Stakeholder proceedings, including on the "Future of Natural Gas", have commenced at the BPU and Governor's Office Council on the Green Economy for considering pathways to achieve:
    - 100% clean energy by 2035
    - Electrifying transportation - No internal combustion engine vehicles sold after 2035 and increased incentives for Medium and Heavy-Duty EV adoption
    - Building electrification – 400,000 homes, 20,000 commercial properties and 10% of low-to-moderate income properties by 2030
    - Goal to reduce gas emissions by 2030
- BPU to address the balance of CEF filing regarding Medium and Heavy-Duty EVs in conjunction with ongoing stakeholder proceedings

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PSEG 3rd Quarter 2023 PSEG: An improved business mix and platform for predictable growth • Re-affirming full-year 2023 non-GAAP Operating Earnings • PSEG’s solid balance sheet supports execution of 5-year guidance of $3.40 - $3.50 per share capital plan with no new equity or need to sell assets • PSE&G expected to contribute ~90% of 2023 non-GAAP • 2023 indicative annual common dividend* of $2.28 per Operating Earnings share represents a 5.6% increase over 2022 • Best-in-class, customer-centric regulated Utility with robust • Favorable “share of wallet” for combined residential bills: 5-year capital investment program of $15.5B - $18B, - Gas bills are among the lowest in the region supporting our 6% - 7.5% compound annual growth in - Electric bills are below regional peer average rate base over the 2023-2027 period • Exited offshore wind generation, continuing to pursue • Retaining Nuclear fleet with PTC stabilized, predictable cash offshore and other competitive transmission projects, flows beginning January 2024, enabling multiple growth including PJM Window 3 opportunity paths with modest investment • PSEG’s improved business mix drives the predictability of our long-term earnings growth rate of 5% - 7% over the 2023-2027 period * All future decisions and declarations regarding dividends on the common stock are subject to approval by the Board of Directors. 7 7

PSEG 3rd Quarter 2023 Q3 2023 Review 8

PSEG 3rd Quarter 2023 PSEG Q3 Results PSEG EPS Summary – Three Months ended September 30 Net Income/(Loss) 2023 2022 Change PSE&G $ 0.80 $ 0.80 $ - PSEG Power & Other $ (0.53) $ (0.58) $ 0.05 Total PSEG $ 0.27 $ 0.22 $ 0.05 Non-GAAP Operating Earnings* 2023 2022 Change PSE&G $ 0.80 $ 0.80 $ - PSEG Power & Other $ 0.05 $ 0.06 $ (0.01) Total PSEG $ 0.85 $ 0.86 $ (0.01) * See Slides A and B for Items excluded from Net Income/(Loss) to reconcile to Operating Earnings (non-GAAP) for PSEG, PSE&G and PSEG Power & Other. 9 9

PSEG 3rd Quarter 2023 PSEG EPS Reconciliation – Q3 2023 versus Q3 2022 $1.05 $1.20 $0.86 $0.00 ($0.01) $1.05 $0.90 $0.85 Transmission 0.03 Gross Margin 0.03 Electric Margin 0.02 $0.75 Re-contracting/Market 0.04 Gas Margin 0.01 Capacity (0.02) Distribution O&M 0.01 Volume 0.01 $0.60 Distribution O&M 0.03 Depreciation & Interest Depreciation 0.01 (0.03) Interest (0.01) $0.45 Distribution Non-Operating Pension/OPEB (0.05) Non-Operating Pension/OPEB Distribution Taxes 0.01 (0.03) $0.27 $0.30 Taxes & Other $0.22 (0.04) $0.15 $0.00 Q3 2022 Q3 2022 PSE&G PSEG Power & Other Q3 2023 Q3 2023 Net Operating Earnings Operating Earnings Net Income (non-GAAP)* (non-GAAP)* Income * See Slides A and B for Items excluded from Net Income/(Loss) to reconcile to Operating Earnings (non-GAAP) for PSEG, PSE&G and PSEG Power & Other. 10 10 $ / share

PSEG 3rd Quarter 2023 PSEG Year-to-Date Results PSEG EPS Summary – Nine Months ended September 30 Net Income/(Loss) 2023 2022 Change PSE&G $ 2.45 $ 2.42 $ 0.03 PSEG Power & Other $ 1.58 $ (1.94) $ 3.52 Total PSEG $ 4.03 $ 0.48 $ 3.55 Non-GAAP Operating Earnings* 2023 2022 Change PSE&G $ 2.47 $ 2.42 $ 0.05 PSEG Power & Other $ 0.47 $ 0.41 $ 0.06 Total PSEG $ 2.94 $ 2.83 $ 0.11 * See Slides A and B for Items excluded from Net Income/(Loss) to reconcile to Operating Earnings (non-GAAP) for PSEG, PSE&G and PSEG Power & Other. 11 11

PSEG 3rd Quarter 2023 PSEG EPS Reconciliation – YTD 2023 versus YTD 2022 $4.50 $4.00 $4.03 $4.00 $3.50 $2.94 $0.06 $3.00 $0.05 $2.83 Transmission 0.06 Gross Margin 0.18 Re-contracting/Market 0.27 $2.50 Renewables & Capacity (0.05) Energy Efficiency 0.01 Volume 0.02 Electric Margin 0.03 Gas Operations (0.06) $2.00 Gas Margin 0.03 O&M 0.05 Other Margin 0.03 Depreciation & Interest (0.06) $1.50 Distribution O&M 0.05 Non-Operating Distribution Pension/OPEB (0.09) Depreciation & Interest (0.07) $1.00 Taxes & Other (0.02) Distribution Non-Operating $0.48 Pension/OPEB (0.14) Distribution Taxes 0.04 $0.50 Lower Share Count 0.01 $0.00 YTD 2022 YTD 2022 PSE&G PSEG Power & Other YTD 2023 YTD 2023 Net Operating Earnings Operating Earnings Net Income (non-GAAP)* (non-GAAP)* Income * See Slides A and B for Items excluded from Net Income/(Loss) to reconcile to Operating Earnings (non-GAAP) for PSEG, PSE&G and PSEG Power & Other. Note: Quarterly results may not add due to rounding. 12 12 $ / share ~ ~

PSEG 3rd Quarter 2023

PSE&G *Q3 Highlights*

Operations

- Residential Electric and Gas customer count, the driver of margin growth under the CIP, each grew by ~1% year-to-date 2023
- CIP minimizes margin volatility due to variations in sales, regardless of the sales driver (weather, energy efficiency, net-metered solar, economy)
  - For the trailing 12 months ended September 30, weather-normalized Electric sales decreased ~1%
  - For the trailing 12 months ended September 30, weather-normalized Gas sales increased ~5%
- CEF-EC/AMI installations on schedule and on budget; ~1.3 million of the 2.3 million planned meter replacements in service

Regulatory and Market Environment

- BPU approved PSE&G's request to lower the gas commodity charge to ~40 cents per therm, effective October 1, 2023; Gas commodity charge has declined by a total of 25 cents, or ~38%, since January 31, 2023
- PSE&G petition in response to a generic BPU Order requesting recovery of incremental cost associated with the COVID-19 pandemic is pending
- Filed annual transmission formula rate update with FERC in October, will result in $58 million in increased annual transmission revenue effective January 1, 2024, subject to true-up

Financial

- PSE&G invested ~$1 billion in Q3, on track to invest $3.7 billion in 2023 on projects that support New Jersey's policies for energy transition
- In August, PSE&G issued $500 million of 5.20% Secured Medium-Term Notes due August 2033 and issued $400 million of 5.45% Secured Medium-Term Notes due August 2053
- In September, PSE&G retired $325 million of 3.25% Secured Medium-Term Notes at maturity
- PSE&G 2023 non-GAAP Operating Earnings guidance is unchanged at $1,500 million - $1,525 million

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PSEG 3rd Quarter 2023

PSEG Power & Other

Nuclear Generation Measures

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2022	2023	2022	2023
Capacity Factor	93.2%	95.3%	94.3%	95.8%
Fuel Cost ($ millions)	$48	$50	$141	$144
Generation (GWh)	7,968	8,138	23,926	24,271
Fuel Cost ($/MWh)	$6.02	$6.14	$5.89	$5.93
Refueling Outages:	2022:	Spring – S1	Fall – HC, PB2	
	2023:	Spring – S2	Fall – S1, PB3	

PJM Capacity Auction Results

2023 Delivery Period	PSEG's Average Prices ($/MW-Day)	PSEG's Cleared Capacity (MW)
Jan – May	$97	3,300
Jun – Dec	$50	3,700

Carbon-Free Contracted Energy Sales*

Baseload Nuclear	2023E	2024E
Volume TWh	30 – 32	30 - 32
% Hedged	95-100%	85-90%
Price $/MWh	$31	$38

Other Financial Considerations

- Transitioning PSEG's 100%-owned Hope Creek unit from 18-month to 24-month fuel cycles as early as 2025
- In August 2023, PSEG completed a "lift-out" of ~$1 billion of PSEG Power & Other, excluding Services, pension obligations and associated Plan assets
- PSEG Power & Other 2023 non-GAAP Operating Earnings guidance unchanged at $200 million - $225 million

* Numbers reflect management's view of hedged percentages and prices as of December 31, 2022 for 2023E and September 30, 2023 for 2024E. Prices for 2023E reflect revenues of full requirement load deals based on contract price including renewable energy credits and ancillary, but excluding capacity and transmission components. Prices for 2024E reflect energy revenues only. Hedged positions include MTM accounting treatment and options.

Note: Generation indicates period net generation; Average Prices and Cleared Capacity reflect base and incremental auctions.

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PSEG 3rd Quarter 2023 Appendix 15

PSEG 3rd Quarter 2023 PSEG – Full Year 2023 Guidance by Business PSEG Non-GAAP Operating Earnings Guidance $ millions (except EPS) 2023E PSE&G $1,500 - $1,525 PSEG Power & Other $200 - $225 PSEG Operating Earnings (non-GAAP) $1,700 - $1,750 PSEG Operating EPS (non-GAAP) $3.40 - $3.50 16 16

PSEG 3rd Quarter 2023

PSEG maintains a solid financial position

PSEG

PSEG Senior Unsecured Credit Ratings
Moody's = Baa2 / Outlook = Stable S&P = BBB / Outlook = Stable

PSEG 364-Day Term Loan Outstanding (1,2)	$0.50B
PSEG Long-term Debt Outstanding	$4.13B
PSEG Consolidated Debt to Capitalization	57%

PSEG Power Issuer Credit Ratings
Moody's = Baa2 / Outlook = Stable S&P = BBB / Outlook = Stable

PSEG Power Long-term Debt Outstanding (2)	$1.25B

PSEG Liquidity and Net Cash Collateral Postings

- PSEG had approximately $3.8B of total available liquidity, including $57M of cash and cash equivalents, at 9/30/2023
- PSEG Power had net cash collateral postings of $0.35B at 9/30/2023

Public Service Electric & Gas

PSE&G Senior Secured Credit Ratings
Moody's = A1 / Outlook = Stable S&P = A / Outlook = Stable

PSE&G Long-term Debt Outstanding	$13.66B

PSEG Long-Term Maturity Profile Through 2027


2,500
2,000
1,500
1,000
500
0
Principal Maturing ($ Millions)
2023
2024
2025
2026
2027
PSE&G
PSEG Power
PSEG

Financing Activity Subsequent to September 30, 2023

PSEG issued 5.88% Senior Notes due October 2028*	$0.60B
PSEG issued 6.13% Senior Notes due October 2033*	$0.40B

* Prior to pricing on October 2, 2023, $800 million of treasury locks were executed which had a positive fair value of $14 million as of September 30, 2023. This benefit will be amortized over the life of the Senior Notes to partially offset interest expense.

All data is as of 9/30/2023 unless otherwise noted.
(1) 364-Day Term Loan is included in Short-Term Debt as Commercial Paper & Loans and as of 9/30/2023 included one term loan maturing April 2024 with a remaining balance of $0.50B.
(2) PSEG 364-Day term loans and PSEG Power long-term debt are at a variable rate. As of 9/30/2023, PSEG has entered into floating-to-fixed interest rate swaps totaling $0.90B in order to reduce the volatility in interest expense for a portion of our variable rate debt on our $1.25B, 3-year term loan maturing March 2025 at PSEG Power.
Note: Total Long-Term Debt Outstanding amounts may not add to PSEG Consolidated Total Long-Term Debt Outstanding due to rounding. Amounts on slide are rounded up to two decimal places.

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PSEG 3rd Quarter 2023 PSEG Liquidity as of September 30, 2023 Expiration Total Available Company Facility Usage Date Facility Liquidity ($ millions) PSE&G Revolving Credit Facility March 2027 $1,000 $120 $880 PSEG Money Pool (A,B) PSEG/PSEG Power Revolving Credit Facility (PSEG) March 2027 $1,500 $97 $1,403 (A) Revolving Credit Facility (PSEG Power) March 2027 1,250 39 1,211 Letter of Credit Facility (PSEG Power) September 2024 200 79 121 Letter of Credit Facility (PSEG Power) April 2025 100 - 100 Letter of Credit Facility (PSEG Power) April 2024 100 66 34 $3,150 $281 $2,869 Total Facilities $4,150 $401 $3,749 PSEG Money Pool Cash and Short-term Investments $31 PSE&G Cash and Short-term Investments $26 Total Liquidity Available $3,806 Total Money Pool Liquidity Available $2,900 (A) Master Facility of $2.75B with a PSEG sublimit of $1.5B and PSEG Power sublimit of $1.25B, which can be adjusted subject to terms within the credit agreement. (B) The PSEG sublimit includes a sustainability linked pricing based mechanism with potential increases or decreases, which are not expected to be material, depending on performance relative to targeted methane emission reductions. 18 18

PSEG 3rd Quarter 2023 PSEG Sustainability and ESG Summary PSEG Leadership Policies & Goals Recognition & Memberships • PSEG is a vocal advocate for an economy- • PSE&G’s Clean Energy Future programs • Named to Forbes List for America’s Best wide price on carbon and preservation of our approved to invest $2B to decarbonize the Employers for Diversity for 2023 existing carbon-free nuclear generating fleet NJ economy via Energy Efficiency, • Named to JUST Capital’s 2023 list of EV infrastructure, and AMI • Committed to rigorous oversight of political America’s 100 Most JUST Companies contributions and transparency in disclosure • Accelerated PSEG’s climate vision for Net Zero • MSCI has assigned PSEG its highest GHG emissions to 2030 for Scopes 1 & 2 • PSEG oversight of sustainability and climate corporate ESG rating of AAA initiatives by Board of Directors’ Governance, • PSEG submitted emissions reduction targets to the • PSE&G was recognized with the Nominating and Sustainability Committee Science Based Targets initiative ® PA Consulting ReliabilityOne Award for • Human Rights Policy Outstanding Reliability Performance in • PSEG generating fleet is a Top 10 U.S. the Mid-Atlantic Metropolitan Service Area $0.40 -$0.45 producer of carbon-free energy and is carbon-free • LGBTQ+ Inclusion Pledge st for the 21 consecutive year • ~$1B of regulated solar investments • PSEG’s ESG goals and business strategy • Named to the Dow Jones Sustainability are aligned with many of the U.N.’s SDGs North America Index for 15 years in a row • PSE&G has issued $1.4 billion of Green Bonds $3.00 - and PSEG sub-limit of master credit facility $3.05 includes sustainability-linked pricing mechanism • Link to PSEG Sustainability and ESG Disclosures including Reports and Sustainable Financing Framework* *These reports and disclosures should not be deemed incorporated into or part of these slides. Scope 1 are direct emissions from power generation, vehicle fleets and methane, SF and refrigerant leaks; Scope 2 are indirect emissions from operations from purchased energy of 6 electric and gas and line losses; Scope 3 are indirect emissions from our value chain. 19

PSEG 3rd Quarter 2023

Glossary of Terms

AMI	Automated Metering Infrastructure
BPU	New Jersey Board of Public Utilities
CEF	Clean Energy Future
CIP	Conservation Incentive Program
E	Estimate
EC	Energy Cloud
EE	Energy Efficiency
EPS	Earnings Per Share
ESG	Environmental, Social and Governance
EV	Electric Vehicle
GAAP	Generally Accepted Accounting Principles
GHG	Greenhouse Gas
GSMP II	Gas System Modernization Program II
HC	Hope Creek
MSCI	Morgan Stanley Capital International
O&M	Operation & Maintenance
OPEB	Other Postretirement Benefits
PB	Peach Bottom
PJM	Pennsylvania New Jersey Maryland
PTC	Production Tax Credit
RNG	Renewable Natural Gas
ROE	Return on Equity
RTO	Regional Transmission Organization
S	Salem
SAIDI	System Average Interruption Duration Index
SF_6	Sulfur Hexafluoride
T&D	Transmission and Distribution
U.N.	United Nations

PSEG Investor Relations
80 Park Plaza
Newark NJ 07102
PSEG-IR-GeneralInquiry@pseg.com

Link to PSEG Investor Relations Website

Link to PSEG ESG Webpages

20

PSEG 3rd Quarter 2023 Reconciliation of Non-GAAP Operating Earnings Public Service Enterprise Group Incorporated - Consolidated Operating Earnings (non-GAAP) Reconciliation Three Months Ended Nine Months Ended Year Ended (a) Includes the financial impact from positions with forward delivery months. Reconciling Items September 30, September 30, December 31, 2023 2022 2023 2022 2022 (b) Nine months ended September 30, 2022 and full ($ millions, Unaudited) year 2022 includes the results for fossil generation sold in February 2022. Net Income $ 139 $ 114 $ 2,017 $ 243 $ 1,031 (c) Income tax effect calculated at statutory rate (Gain) Loss on Nuclear Decommissioning Trust (NDT) except for qualified NDT related activity, which Fund Related Activity, pre-tax 42 98 (58) 355 270 records an additional 20% trust tax on income (a) (Gain) Loss on Mark-to-Market (MTM), pre-tax 25 297 (1,043) 1,246 635 (loss) from qualified NDT Funds, and lease related activity. Pension Settlement Charge, pre-tax 332 - 332 - - (b) Plant Retirements, Dispositions and Impairments, pre-tax - 3 - 17 31 Please see Slide 3 for an explanation of PSEG’s use of Lease Related Activity, pre-tax - 53 - 53 78 Operating Earnings as a non-GAAP financial measure and how it differs from Net Income. Exit Incentive Program (EIP), pre-tax 5 - 25 - - (c) Income Taxes related to Operating Earnings (non-GAAP) reconciling items (118) (136) 198 (493) (306) Operating Earnings (non-GAAP) $ 425 $ 429 $ 1,471 $ 1,421 $ 1,739 PSEG Fully Diluted Average Shares Outstanding (in millions) 500 500 500 501 501 ($ Per Share Impact - Diluted, Unaudited) Net Income $ 0.27 $ 0.22 $ 4.03 $ 0.48 $ 2.06 (Gain) Loss on NDT Fund Related Activity, pre-tax 0 .09 0.20 (0.11) 0.71 0.54 (a) (Gain) Loss on MTM, pre-tax 0 .05 0.60 (2.09) 2.49 1 .27 Pension Settlement Charge, pre-tax 0 .66- 0 .66 - - (b) Plant Retirements, Dispositions and Impairments, pre-tax - 0.01 - 0.03 0 .06 Lease Related Activity, pre-tax - 0.10 - 0.10 0.15 EIP, pre-tax 0 .01 - 0 .05 - - (c) Income Taxes related to Operating Earnings (non-GAAP) reconciling items (0.23) (0.27) 0.40 (0.98) (0.61) Operating Earnings (non-GAAP) $ 0.85 $ 0.86 $ 2.94 $ 2.83 $ 3.47 A 21 21

PSEG 3rd Quarter 2023

Reconciliation of Non-GAAP Operating Earnings

PSE&G Operating Earnings (non-GAAP) Reconciliation

Reconciling Items	Three Months Ended September 30,		Nine Months Ended September, 30,		Year Ended December 31,
	2023	2022	2023	2022	2022
	($ millions, Unaudited)				
Net Income	$ 401	$ 399	$ 1,224	$ 1,213	$ 1,565
EIP, pre-tax	3	-	17	-	-
Income Taxes related to Operating Earnings (non-GAAP) reconciling items	(1)	-	(5)	-	-
Operating Earnings (non-GAAP)	$ 403	$ 399	$ 1,236	$ 1,213	$ 1,565
PSEG Fully Diluted Average Shares Outstanding (in millions)	500	500	500	501	501

PSEG Power & Other Operating Earnings (non-GAAP) Reconciliation

Reconciling Items	Three Months Ended September 30,		Nine Months Ended September, 30,		Year Ended December 31,
	2023	2022	2023	2022	2022
	($ millions, Unaudited)				
Net Income (Loss)	$ (262)	$ (285)	$ 793	$ (970)	$ (534)
(Gain) Loss on NDT Fund Related Activity, pre-tax	42	98	(58)	355	270
(Gain) Loss on MTM, pre-tax[(a)]	25	297	(1,043)	1,246	635
Pension Settlement Charge, pre-tax	332	-	332	-	-
Plant Retirements, Dispositions and Impairments, pre-tax[(b)]	-	3	-	17	31
Lease Related Activity, pre-tax	-	53	-	53	78
EIP, pre-tax	2	-	8	-	-
Income Taxes related to Operating Earnings (non-GAAP) reconciling items[(c)]	(117)	(136)	203	(493)	(306)
Operating Earnings (non-GAAP)	$ 22	$ 30	$ 235	$ 208	$ 174
PSEG Fully Diluted Average Shares Outstanding (in millions)	500	500	500	501	501

(a) Includes the financial impact from positions with forward delivery months.

(b) Nine months ended September 30, 2022 and full year 2022 includes the results for fossil generation sold in February 2022.

(c) Income tax effect calculated at the statutory rate except for qualified NDT related activity, which records an additional 20% trust tax on income (loss) from qualified NDT Funds, and lease related activity.

Please see Slide 3 for an explanation of PSEG's use of Operating Earnings as a non-GAAP financial measure and how it differs from Net Income/(Loss).

B

PSEG 3rd Quarter 2023 Thank you 23